UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 18, 2008 (March 13, 2008)
Date of Report (Date of earliest event reported)

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14040 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

SteelCloud, Inc. (the "Company") today announced it has received notice from Nasdaq, under Marketplace Rule 4310(c)(4)(the "Rule"), that its common stock is subject to potential delisting from the Nasdaq Capital Market because the bid price of the Company's common stock closed below the minimum $1.00 per share requirement for 30 consecutive business days prior to March 13, 2008. Pursuant to Marketplace Rule 4310(c)(8)(D), the Company has been granted an initial 180 calendar days, or until September 9, 2008, to regain compliance.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On March 18, 2008, the Company issued a press release announcing the receipt of a notice from Nasdaq relating to the delisting of the Company's securities. Please see Item 3.01.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by SteelCloud, Inc., dated March 18, 2008 entitled, "SteelCloud Receives Nasdaq Non-Compliance Notice.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.
By:	/s/Robert E. Frick Robert E. Frick, Chief Executive Officer

March 18, 2008

EXHIBIT INDEX

99.1	Press Release issued by SteelCloud, Inc., dated March 18, 2008 entitled, "SteelCloud Receives Nasdaq Non-Compliance Notice.”